Exhibit 23.2

IDTechEx Ltd

Downing Park

Swaffham Bulbeck

Cambridge

CB25 0NW

United Kingdom

March 22, 2007

We hereby consent to the use of our firm’s name, IDTechEx Ltd, in the annual report on Form 10-K (Commission File Number 001-33297) filed by VeriChip Corporation with the U.S. Securities and Exchange Commission and any amendments to such annual report, and to the inclusion therein of the references to our report entitled “RFID in Healthcare 2006-2016.”

Very truly yours,

IDTechEx Ltd

/s/ Glyn Holland
Name:	Glyn Holland
Title:	Senior Editor